Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Yearly Report on Form 10-KSB/A of Chaolei Marketing and Finance Company (formerly known as Biotex Holdings, Inc.) for the year ending December 31, 2007, I,  Fan Luo, Chief Executive Officer and Chief Financial Officer of Chaolei Marketing and Finance Company  hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Amended Yearly Report of Form 10-KSB/A for the year ending December 31,2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Amended Yearly Report on Form 10-KSB/A for the year ended December 31, 2007, fairly represents in all material respects, the financial condition and results of operations of Chaolei Marketing and Finance Company

Date: April 1, 2008

Chaolei Marketing and Finance Company

By: /s/ Fan Luo
Fan Luo Chief Executive Officer, Chief Financial Officer